Exhibit 99.1

Aerie Pharmaceuticals Completes Enrollment of its first Phase 3 Clinical Trial of Netarsudil Ophthalmic Solution in Japan

Topline results expected in the fourth quarter of 2021

Durham, N.C., June 17, 2021 – Aerie Pharmaceuticals, Inc. (NASDAQ: AERI), an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma, ocular surface diseases and retinal diseases, today announced the completion of patient enrollment for its first Phase 3 clinical trial of netarsudil ophthalmic solution in Japan, comparing netarsudil ophthalmic solution 0.02% (“netarsudil”), administered once a day in the evening, to ripasudil hydrochloride hydrate ophthalmic solution 0.4% (“ripasudil”), marketed as Glanatec® in Japan, administered twice a day, in the morning and evening.

The first patient to enter this randomized, single-masked, multi-center, parallel-group Phase 3 study was dosed in early December 2020. A total of 245 patients were successfully randomized across the netarsudil and ripasudil treatment arms. The netarsudil arm includes a netarsudil drop in the evening and netarsudil ophthalmic solution vehicle administered in the morning to preserve the masking of the trial. The ripasudil arm is administered twice a day, once in the morning and once in the evening, consistent with the product labeling in Japan.

“We are pleased that our clinical activities in Japan continue to advance with the completion of enrollment in this first Phase 3 clinical trial. As we have stated previously, we expect to conduct a total of three Phase 3 clinical trials for Rhopressa® in Japan, two 4-week trials and one 12-month safety trial. We currently expect to complete the first Phase 3 clinical trial by the end of 2021 and expect to report topline results from the trial shortly thereafter,” stated Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer at Aerie.

Aerie and Santen Pharmaceutical Co., Ltd. (“Santen”) announced an exclusive collaboration and license agreement for Rhopressa® and Rocklatan® in Japan and several other Asian countries in October 2020. As part of this agreement, Santen is responsible for all development and commercialization costs and activities related to the products in the territories covered by the agreement; however, Aerie and Santen have collaborated for this first Phase 3 study for Rhopressa® in Japan, which they are co-funding.

The study was designed in accordance with the requirements of Japan’s Pharmaceuticals and Medical Devices Agency (“PMDA”) to support a potential regulatory submission of netarsudil ophthalmic solution in Japan. The objective of the study, a superiority study, is to evaluate the ocular hypotensive efficacy and safety of netarsudil once daily compared to ripasudil twice daily, over a 4-week period in patients with primary open-angle glaucoma or ocular hypertension. More information about the study is available at www.clinicaltrials.gov under the study designation NCT04620135.

Netarsudil is marketed as Rhopressa® in the United States where it is approved for the reduction of elevated intraocular pressure in patients with open-angle glaucoma or ocular hypertension.

About Aerie Pharmaceuticals, Inc.

Aerie is an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma, ocular surface diseases and retinal diseases. Aerie’s first product, Rhopressa® (netarsudil ophthalmic solution) 0.02%, a once-daily eye drop approved by the U.S. Food and Drug Administration (FDA) for the reduction of elevated intraocular pressure (IOP) in patients with open-angle glaucoma or ocular hypertension, was launched in the United States in April 2018. In clinical trials of Rhopressa®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rhopressa®, including the product label, is available at www.rhopressa.com. Aerie’s second product for the reduction of elevated IOP in patients with open-angle glaucoma or ocular hypertension, Rocklatan® (netarsudil and latanoprost ophthalmic solution) 0.02%/0.005%, the first and only fixed-dose combination of Rhopressa® and the widely-prescribed PGA (prostaglandin analog) latanoprost, was launched in the United States in May 2019. In clinical trials of Rocklatan®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rocklatan®, including the product label, is available at www.rocklatan.com. Aerie continues to focus on global expansion and the development of additional product candidates and technologies in ophthalmology, including for wet age-related macular degeneration and diabetic macular edema. More information is available at www.aeriepharma.com.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this release include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the duration and severity of the coronavirus disease (COVID-19) outbreak, including the impact on our clinical and commercial operations, demand for our products and financial results and condition of our global supply chains; our expectations regarding the commercialization and manufacturing of Rhopressa®, Rocklatan®, Rhokiinsa® and Roclanda® or any product candidates or future product candidates, including the timing, cost or other aspects of their commercial launch; our commercialization, marketing, manufacturing and supply management capabilities and strategies in and outside of the United States; the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for Rhopressa® and Rocklatan®, with respect to regulatory approval outside of the United States, and any product candidates or future product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the effectiveness of Rhopressa®, Rocklatan®, Rhokiinsa®, Roclanda® or any product candidates or future product candidates; the timing of and our ability to request, obtain and maintain FDA or other regulatory authority approval of, or other action with respect to, as applicable, Rhopressa®, Rocklatan® or any product candidates, preclinical implants or future product candidates; the potential advantages of Rhopressa® and Rocklatan® or any product candidates or future product candidates; our plans to pursue development of additional product candidates and technologies; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma, including development of our retina program; our ability to protect our proprietary technology and enforce our intellectual property rights or to develop new intellectual property; and our expectations regarding strategic operations, including our ability to in-license or acquire additional ophthalmic products, product candidates or technologies. In particular, FDA and European Medicines Agency (EMA) approval of Rhopressa® and Rocklatan® do not constitute regulatory approval of Rhopressa® and Rocklatan® in other jurisdictions, and there can be no assurance that we will receive regulatory approval for Rhopressa® and Rocklatan® in such other jurisdictions, including Japan’s PMDA. In addition, FDA approval of Rhopressa® and Rocklatan® do not constitute FDA approval of our product candidates or any future product candidates, and there can be no assurance that we will receive FDA approval for our product candidates or any future product candidates. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change and other factors beyond our control, and depend on regulatory approvals and economic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contact:

Media: Tad Heitmann 949-526-8747; theitmann@aeriepharma.com

Investors: Ami Bavishi 908-947-3949; abavishi@aeriepharma.com

Source: Aerie Pharmaceuticals, Inc.